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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000 relating to the financial statements, which appears in Altera Corporation's Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 1999.


 /s/ PricewaterhouseCoopers LLP
San Jose, California

January 25, 2001